EXHIBIT 10(j)

                        ASSIGNMENT AND SECURITY AGREEMENT
                               (Letter of Credit)

     THIS ASSIGNMENT AND SECURITY AGREEMENT is made as of the 17th day of December, 2002, by and among KOGER RAVINIA, LLC, a Delaware limited liability company, having an address of 433 Plaza Real, Suite 335, Boca Raton, Florida 33432 (hereinafter collectively referred to as "Borrower" or "Debtor"); and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, whose address is 10 Park Avenue, Morristown, New Jersey 07960, Attention: Senior Vice-President, Real Estate Investments ("Lender").

                             PRELIMINARY STATEMENTS

     A. Borrower has made and issued to Lender a Promissory Note dated of even date evidencing an original principal indebtedness of Eighty-Five Million and No/100 Dollars ($85,000,000.00) (said Promissory Note, as may be hereafter modified, amended, extended or renewed from time to time, being hereinafter collectively referred to as the "Note"), which by reference is made a part hereof to the same extent as though set out in full herein.

     B. The Note is secured by, among other security, a Deed to Secure Debt and Security Agreement of even date from the Borrower for the benefit of Lender (the "Deed to Secure Debt") covering certain real estate more particularly described in the Deed to Secure Debt (the "Property"), and an Assignment of Leases of even date from the Borrower to the Lender, assigning as collateral Borrower's interest, as landlord under all leases of space in the Property, including, without limitation, Borrower's interest as Landlord under the Six Continents Lease (as each are hereinafter defined).

     C. The Six Continents Lease requires the Tenant thereunder to provide a Letter of Credit (as hereinafter defined) for the purposes of securing compliance of the Tenant with the terms of the Six Continents Lease. The Lender has required that Debtor assign all rights it may now or hereafter have under the Letter of Credit and the proceeds thereof, as additional security for the Loan. The Debtor desires to induce Lender to make the Loan to Borrower and/or continue to make advances under the Loan by execution of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the Preliminary Statements and for other good and valuable consideration, the receipt thereof being hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     "Collateral" shall mean all right, title and interest of Debtor now owned or hereafter acquired in and to the Letter of Credit or to receive the proceeds of the Letter of Credit or to otherwise receive the benefit of any draw upon or under the terms and provisions of the Letter of Credit, whether such right, title and interest of Debtor is classified as a letter of credit right, account, contract right, general intangible or instrument under applicable law, together with all proceeds thereof.

     "Deed to Secure Debt" shall have the meaning ascribed to such term in the Preliminary Statements.

     "Event of Default" shall have the meaning ascribed to such term in the Deed to Secure Debt.

     "Improvements" shall mean the premises demised under the Six Continents Lease.

     "Lease" shall mean the Six Continents Lease.

     "Letter of Credit" shall mean the Six Continents Letter of Credit.

     "Six Continents Letter of Credit" shall have the meaning set forth on Exhibit A.

     "Liabilities" shall mean (1) all liabilities and obligations now or hereafter owing to Lender under any of the Loan Documents; and (2) all liabilities and obligations now or hereafter owing by Debtor to Lender under this Agreement.

     "Loan" shall mean the loan evidenced by the Note.

     "Loan Documents" shall mean the Note, Deed to Secure Debt, and any other instrument or document now or hereafter executed in connection with the Loan or as security for the Loan, all as modified, amended or supplemented from time to time.

     "Note" shall have the meaning ascribed to such term in the Preliminary Statements.

     "Property" shall have the meaning ascribed to such term in the Preliminary Statements.

     2. Assignment and Grant of Security Interest. Subject to the terms of the Lease, Debtor hereby assigns to Lender the Collateral and hereby grants to Lender a continuing security interest in and lien upon the Collateral as additional security for the payment and performance of the Liabilities. Lender agrees to accept the assignment of the Collateral in accordance with the terms and conditions of the Lease and this Agreement.

     3. Possession of Letter of Credit. The Debtor shall maintain possession of the Letter of Credit, except that, following the occurrence of an Event of Default, the Debtor will, upon request of Lender, deliver possession of the original Letter of Credit to Lender subject to the terms of the Lease.

     4. Proceeds of Collateral. The proceeds of the Collateral shall in all events be paid or delivered to Lender, whether such proceeds are collected by Debtor or by Lender. Subject to the terms of the Lease, the Debtor agrees that Debtor will, upon Lender's request, execute and deliver any documentation necessary to authorize and direct each issuer of each Letter of Credit to pay or deliver all of the proceeds of the Collateral to Lender. The proceeds of the Collateral shall be held by Lender for disbursement in accordance with the terms and provisions of the Lease; provided, however, if at any time the Lease imposes no restrictions upon the disbursement of the proceeds of the Collateral, then the provisions of this Agreement shall govern such disbursement. Subject to the terms of the Lease, any proceeds of the Collateral received by Lender shall be applied by Lender in accordance with the terms of this paragraph prior to the occurrence of an Event of Default and in accordance with the terms of the paragraph of this Agreement captioned "Application of Proceeds of Collateral" following the occurrence of an Event of Default. Prior to the occurrence of an Event of Default, the Lender will hold all proceeds of draws upon the applicable Letter of Credit as additional security for the Loan and such amounts will be deposited with Lender and held by Lender under the terms and provisions of this Agreement under the following conditions (subject, however, in all events to any valid contractual obligations under the Lease governing the proceeds of such Letter of Credit): (a) the Debtor may, as long as no Event of Default exists, make draws upon such proceeds on a monthly basis for the purposes of payment of costs and expenses incurred by Debtor in connection with the performance of work to refit and release space in the Improvements and for payment of leasing commissions incurred by Debtor in connection with releasing of space in the Improvements, (b) the Lender will, as long as no Event of Default exists, also allow the proceeds of the Letter of Credit to be used to pay monthly debt service payments on the Note if and only if there is not sufficient Available Funds (as hereinafter defined) from the Property to pay the monthly debt service and such proceeds may be used to pay monthly debt service only to the extent of the deficiency in Available Funds. As used herein, "Available Funds" shall mean the gross rental income from the Property less ordinary operating expenses; provided, however, that, for the purposes of this definition, the amount of Available Funds shall not be reduced by expenditures for capital expenses, tenant improvements or leasing commissions, (c) such fund shall bear interest for the benefit of Debtor as long as Debtor pays Lender a reasonable and customary set up fee for opening the interest bearing account, and (d) once a new tenant or tenants is or are in occupancy and paying rent under a new lease or leases approved by Lender covering all of the space vacated under the Lease, then the remaining amount of the proceeds for the Lease shall, as long as no Event of Default exists, be paid to Debtor.

     5. Draws Upon Letter of Credit. The Debtor hereby covenants and agrees that Debtor will take all action within its power and authority necessary or desirable to keep each Letter of Credit in full force and effect. The Debtor further agrees that it will take all action within its power and authority necessary or desirable to draw upon the applicable Letter of Credit or otherwise to cause the issuer of the applicable Letter of Credit to pay in accordance with the terms and provisions of the applicable Letter of Credit upon the occurrence of any event or events that give rise to a contractual or legal right to draw upon the applicable Letter of Credit.

     6. Representations, Covenants and Warranties of Debtor and Borrower. Debtor and Borrower hereby represent, covenant, warrant, and agree to and with Lender as follows:

          (a) All risk of loss of the Collateral hereunder shall be upon Debtor except for loss caused by Lender's gross negligence or willful misconduct;

          (b) Debtor shall keep the Collateral free and clear from any and all assignments, security interests, unpaid charges, attachments, levies, and liens of every kind, except for the assignment and security interest granted hereunder to Lender;

          (c) Debtor shall not change its name or the state in which its chief executive office is located or the jurisdiction of its organization without having given Lender at least sixty (60) days prior written notice;

          (d) Debtor shall not amend, modify, sell, assign, transfer, convey or otherwise dispose of any of the Collateral;

          (e) Debtor agrees that Lender shall have the right to inspect, audit, examine, check, or make copies of, or extracts from, the books, files, accounts, and all other records of Debtor pertaining to any of the Collateral;

          (f) Debtor (i) will execute, or cause to be executed, and deliver to Lender any and all documents necessary to give effect to this Agreement, including specifically all necessary financing statements, (ii) authorizes Lender to file UCC financing statements covering the Collateral in any filing offices and (iii) shall reimburse Lender for the costs of filing or recording any such documents in all public offices deemed necessary by Lender;

          (g) The original Letters of Credit shall be maintained in Debtor's possession, except as set forth in paragraph 3 above; and

          (h) Debtor shall maintain its existence as a Delaware limited liability company in good standing and shall not dissolve, liquidate or otherwise terminate its existence as a limited liability company in good standing under the laws of the State of Delaware.

     7. Events of Default. It is understood and agreed that an event of default ("Event of Default") shall be deemed to have occurred under this Agreement, and Lender shall be entitled to take such actions as are elsewhere provided herein, in the event that an Event of Default (as defined in the Deed to Secure Debt) occurs under the Deed to Secure Debt. In addition, this Agreement is a "Loan Document" as defined in the Deed to Secure Debt, and any Event of Default under this Agreement shall constitute an Event of Default under the Deed to Secure Debt and the Note.

     8. Rights and Remedies Upon Default. Upon and after the occurrence of any one or more of the Events of Default specified herein, Lender shall receive all proceeds of the Collateral and apply such proceeds as set forth in the paragraph hereof captioned "Application of Proceeds of Collateral", subject to the requirements of the applicable Lease as described in Section 5 above. The Debtor hereby constitutes and appoints the Lender as its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest, to execute in the name of and on behalf of Debtor all documents and instruments necessary or desirable to cause the issuer of the applicable Letter of Credit to pay in accordance with the terms and provisions of the applicable Letter of Credit. In addition, at the option of Lender, and without any notice to or demand upon Debtor or Borrower of any kind, all Liabilities shall become immediately due and payable, and Lender shall thereupon also have any and all rights and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the applicable jurisdiction, together with every right and remedy available to Lender under any other applicable law and under this Agreement. In addition to, and without limiting the generality of the foregoing, Lender shall have the following rights and remedies upon and after any such occurrence and acceleration, subject to the requirements of the Lease as described in Section 4 above:

          (a) The right at any time or times, without advertisement or publication (unless required by law), to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Lender deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Lender shall have a security interest hereunder, Borrower remaining liable for any deficiency; provided, however, that any such remedy taken with respect to the Letter of Credit shall be subject to the terms of the Lease. Lender may bid and be the purchaser at any such sale if permitted by law; and

          (b) The right to incur reasonable attorney's fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other lien which in the opinion of Lender or its counsel may in any manner or to any extent be a lien upon any of the Collateral, all of which fees, payments and expenses shall become part of Lender's expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Liabilities.

     9. Application of Proceeds of Collateral. If an Event of Default as described herein has occurred and is continuing beyond any applicable grace or cure period, then any proceeds of the Collateral received by Lender may be applied by Lender to pay any or all of the costs of the following, in such order as Lender may elect, subject to the requirements of the Lease as described in
Section 5 above: to the costs, expenses and attorney's fees incurred by Lender for collection and for acquisition, protection, storage and sale of the Collateral; to interest due upon the principal amount of the Liabilities; or to the principal amount of the Liabilities.

     10. Lender's Obligations. The Lender shall not be liable or responsible for causing draws to be made under the Letter of Credit or causing the issuance of any replacement Letter of Credit or for any other action, notice or proceeding required in connection with or relating to the Letter of Credit or the expiration of the Letter of Credit or the collection of the proceeds of the Letter of Credit. All actions of Lender with respect to the Letters of Credit shall be at Debtor's expense.

     11. Rights Cumulative. All rights, remedies, powers, and privileges of Lender hereunder are cumulative and not alternative, and may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Lender at law, in equity, under statute or under any other agreement with Debtor.

     12. Waivers. In addition to the other waivers contained herein and in any other agreement between Debtor or Borrower and Lender (except as otherwise reserved in the Loan Documents, or any modifications, extensions or renewals thereof), Debtor and Borrower hereby expressly waive, to the extent permitted by law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Lender on which Debtor or Borrower may in any way be liable; and notice of any action taken by Lender unless expressly required by this Agreement or by law.

     13. Indulgences Not Waivers. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege preclude any other or further exercise by Lender of the same or of any other right, remedy, power, or privilege; nor shall any waiver by Lender of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

     14. Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be given in accordance with the notice provisions of the Deed to Secure Debt.

     The parties hereby agree that a notice sent as specified in this paragraph at least five (5) business days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made by Lender shall be deemed to be reasonable notice of such sale or other disposition; provided, however, that any such remedy taken with respect to the Letter of Credit shall be subject to the terms of the Lease.

     15. Definitions and Applicable Law. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in force in the applicable jurisdiction and such definitions are hereby incorporated herein by reference and made a part hereof. This Agreement shall be governed in all respect by, and construed in accordance with, the laws of the State of Georgia, including, without limitation, the Uniform Commercial Code of the State of Georgia, all without regard to principles of conflict of laws.

     16. Entire Agreement; Amendments. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, cancelled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

     17. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only; they form no substantive part of this Agreement and shall not affect its interpretation.

     18. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     19. Successors and Assigns. The rights, remedies, powers, and privileges of Lender hereunder shall inure to the benefit of the successors and assigns of Lender, and the duties and obligations of Debtor and Borrower hereunder shall bind the successors and assigns of Debtor and Borrower.

     20. Term of Agreement. This Agreement shall continue in full force and effect until all of the Liabilities have been satisfied in full and the Loan Agreement has been terminated.

     21. Miscellaneous. Time is of the essence of this Agreement. Lender may assign, or sell participations in, its right, title and interest herein, in any of the Liabilities, in the Collateral, and in any agreements or instruments now or hereafter evidencing or securing any of the Liabilities, at any time or times without notice to or the consent of Debtor or Borrower.

     22. No Third Party Beneficiary. The terms of this Agreement (subject to paragraph 19 above) are not intended to inure to the benefit of or create any affirmative obligation to, any person or entity (including tenants) who is not a party to this Agreement.

     IN WITNESS WHEREOF, Debtor has caused this Agreement to be signed, sealed and delivered as of the day and year first written above.

                                    DEBTOR:

                                    KOGER RAVINIA, LLC,
                                    a Delaware limited liability company


                                    By:      /S/ Christopher L. Becker
                                       -----------------------------------------
                                    Name:    Christopher L. Becker
                                    Title:   Vice President;

                                    [Seal]



                                    LENDER:

                                    METROPOLITAN LIFE INSURANCE COMPANY,
                                    a New York corporation


                                    By:      /S/ Victor W. Turner
                                       -----------------------------------------
                                    Name:    Victor W. Turner
                                         ---------------------------------------
                                    Title:   Vice President
                                          --------------------------------------

                                    EXHIBIT A

                               Certain Definitions



     "Six Continents Lease" shall mean the Lease dated August 9, 1991, as amended as set forth below, with the current tenant being Six Continents Hotels, Inc., a Delaware corporation, successor-in-interest to Bass Hotels & Resorts, Inc. (by corporate name change), which was successor-in-interest to Holiday Hospitality Corporation (by corporate name change) which in turn was successor-in-interest to Holiday Inns, Inc. and the current landlord being Koger Ravinia, LLC, as amended as follows:

1.       Form of Tenant Construction Management Agreement                           8-9-91

2.       Tenant Waiver - First Right to Lease                                      8-16-91

3.       Side letter                                                               8-19-91

4.       Memorandum of Lease                                                       8-20-91

5.       Side letter agreement (changed some dates
         relating to base building construction)                                  10-29-91

6.       First Amendment to Lease - storage space                                  6-12-92

7.       First Amendment to Lease Agreement (twelve (12)
         year lease for entire 19th floor) (terminated at 8.)                      8-25-92

8.       Lease Amendment Termination
         (terminates First Amendment to Lease Agreement (7. above)                 8-25-92

9.       First Amendment to Lease Agreement
         (exercise of expansion option for1/2of 19th floor - 12,706 sq. ft.)       3-24-93

10.      Second Amendment to Lease Agreement
         (five year lease for 10,000 sq. ft. on 12th floor
         terminated per Cancellation Agreement (15. below)                        11-17-93

11.      Third Amendment to Lease Agreement
         (five year lease for 5,167 sq. ft. on 12th floor
         terminated per Cancellation Agreement (15. below)                         7-15-94

12.      Fourth Amendment to Lease Agreement(no copy)
         (terminated per subsequent Letter Amendment ( 18. below)                  7-15-94

13.      Side letter (provided two additional reserved
         parking spaces, incorporated into Seventh Amendment                       8-24-94




14.      Fifth Amendment to Lease Agreement
         (two month lease for part of the 17th floor)                              9-15-94

15.      Lease Cancellation Agreement
         (Cancels 15,167 sq. ft. leases on 12th floor (10. and 11. above)          7-28-95

16.      Sublease Agreement with Glaxo Wellcome, Inc.
         (portion of 19th Floor 9,614 sq. ft.) (Term 4-1-96 to 3-31-01)            3-21-96

17.      First Amendment to Sublease Agreement
         (Extends sublease (16. above) to 3-31-04)                                 3-21-96

18.      Side Letter (terminated the 17th floor space
         taken in the Fourth Amendment (12. above)                                 1-17-96

19.      Assignment and Assumption of Leases (Assigns leases from
         Holiday Inns, Inc. to Holiday Hospitality Corporation)                    4-25-97

20.      Sixth Amendment to Lease Agreement
         (lease for entire 15th floor (25,134 sq. ft.) until 3-31-04               10-7-98

21.      Office Space License Agreement
         (permission to use 4,313 sq. ft. on the 19th floor until 7-31-01)         7-14-00

22.      Side Letter Agreement
         (extends period of 19th floor License (21. above) until 7-31-02)           2-5-01

23.      Comprehensive Lease Amendment                                            10-31-01


This Amendment as it relates to Office Tower [Floors 20-31]; Office Tower [15th Floor]; and Office Tower [19th Floor], shall constitute the "Seventh Amendment to Lease Agreement";

as it relates to the Lobby Lease, shall constitute the "First Amendment to Lease Agreement";

as it relates to the Storage Space Lease, shall constitute the "Second Amendment to Lease Agreement"; and

as it relates to the 19th Floor License, shall constitute the "First Amendment to License Agreement of the 19th Floor License".

     "Six Continents Letter of Credit" shall mean Irrevocable Letter of Credit dated January 28, 2002 (Credit No. ATL/F503180), issued by SunTrust Bank for the account of Six Continents Hotels, Inc. for the benefit of Koger Ravinia, LLC in the face amount of $6,000,000.00.